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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF BUILD-A-BEAR WORKSHOP, INC.

Subsidiary:                               Jurisdiction of Incorporation/Organization:
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
Build-A-Bear Entertainment, LLC           Missouri

Build-A-Bear Workshop Franchise           Delaware
Holdings, Inc.

Build-A-Bear Workshop Canada Ltd.         New Brunswick

Build-A-Bear Retail Management, Inc.      Delaware